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                                                                Exhibit (a) 3.c.

                              ARTICLES OF TRANSFER

     Pursuant to the provisions of the Maryland General Corporation Law, SM&R Balanced Fund, Inc. ("Transferor") and SM&R Investments, Inc. ("Transferee") adopt the following Articles of Transfer.

1. Transferor is a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, with its principal place of business at 2450 South Shore Boulevard, Suite 400, League City, Texas 77573.

1. Transferee is a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, with its principal place of business at 2450 South Shore Boulevard, Suite 400, League City, Texas 77573.

1.   Transferor agrees to transfer all of its property and assets to Transferee.

1. The address of the principal office of Transferor in the State of Maryland is c/o The Corporation Trust Incorporated, 300 E. Lombard, Baltimore City, Maryland 21201.

1. The address of the principal office of Transferee in the State of Maryland is c/o The Corporation Trust Incorporated, 300 E. Lombard, Baltimore City, Maryland 21201.

1. As required by the respective charters of Transferee and Transferor and by the Maryland General Corporation Law, the terms and conditions of the transaction set forth in these Articles of Transfer were advised, authorized, and approved by the Boards of Directors of Transferor and Transferee, and approved by the stockholders of Transferor by the affirmative vote of a majority of all votes entitled to be cast on the matter.

1. The consideration to be paid by Transferee for the assets of Transferor shall consist solely of voting shares of common stock of Transferee and Transferee's assumption of all of Transferor's liabilities. The number of shares paid by Transferee to Transferor shall equal the number of full and fractional shares of Transferor then outstanding.

IN WITNESS WHEREOF, Transferor and Transferee have caused these presents to be signed in their name and on their behalf by their Presidents and attested by their Secretaries on the 1st day of December, 2000. The foregoing Articles of Transfer shall be effective as of December 31, 2000.


[SIGNATURES FOLLOW.]

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ATTEST:                                    SM&R INVESTMENTS, INC., Transferee


/s/ Teresa E. Axelson                      By: /s/ Michael W. McCroskey
-------------------------------               --------------------------------
Teresa E. Axelson, Secretary                   Michael W. McCroskey, President


THE UNDERSIGNED, President of SM&R Investments, Inc., who executed on behalf of said corporation the foregoing Articles of Transfer, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Transfer to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


                                               /s/ Michael W. McCroskey
                                               -------------------------------
                                               Michael W. McCroskey, President



ATTEST:                                    SM&R BALANCED FUND, INC.,
                                           Transferor


/s/ Teresa E. Axelson, Secretary           By: /s/ Michael W. McCroskey
-------------------------------               --------------------------------
Teresa E. Axelson, Secretary                   Michael W. McCroskey, President


THE UNDERSIGNED, President of SM&R Balanced Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Transfer, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Transfer to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


                                               /s/ Michael W. McCroskey
                                               -------------------------------
                                               Michael W. McCroskey, President